MHR INSTITUTIONAL PARTNERS III LP

By: MHR Institutional Advisors III LLC,
    its General Partner


By: /s/    Hal Goldstein                   03/10/2008
    ------------------------------------   ----------
    Name:  Hal Goldstein                   Date
    Title: Vice President

Address: 40 West 57th Street, 24th Floor
         New York, New York 10019



MHR FUND MANAGEMENT LLC



By: /s/    Hal Goldstein                   03/10/2008
    ------------------------------------   ----------
    Name:  Hal Goldstein                   Date
    Title: Vice President

Address: 40 West 57th Street, 24th Floor
         New York, New York 10019



MARK RACHESKY, M.D.


By: /s/ Hal Goldstein, Attorney in Fact    03/10/2008
    ------------------------------------   ----------
                                           Date


Address: 40 West 57th Street, 24th Floor
         New York, New York 10019